EXHIBIT 99.1

LTS Nutraceuticals, Inc. and YTB International, Inc. Announces Merger Agreement in Principle

Strategic Merger for Global Impact

Ft. Lauderdale, FL March 12, 2012 – LTS Nutraceuticals, Inc. (the “Company”) (OTCBB: LTSN.OB), a developer and manufacturer of nutritional and personal care products, announced on Saturday, March 10, 2012 that it has reached an agreement in principle to merge with YTB International, Inc. (“YTB”), a provider of e-commerce business solutions. The Company will be renamed LTS International, Inc. in conjunction with the merger, and YTB will be merged with LTS Acquisition Corp., a wholly-owned subsidiary of the Company, with YTB surviving the merger as a wholly-owned subsidiary of the Company. YTB will continue to operate as a stand alone company focusing on the sale of travel businesses as it has done for over 10 years.

LTS Nutraceuticals focuses on “people helping people” by developing breakthrough nutritional products that promote positive change and lifelong transformation. The Company markets its products through multiple channels; including retail, direct sales (direct to consumer via TV, radio, Web and mail) and network or multi-level marketing. YTB offers e-commerce business solutions via personalized websites and proprietary technology and compensates its “Independent Marketing Representatives” via a direct sales commission structure.

The proposed merger would result in substantial cost savings and efficiencies allowing the Company to continue its plan for growth and global expansion. The Company has commenced the process to operate in Hong Kong, Singapore, and Taiwan and will be a great resource as YTB seeks to expand its business into Asia.

Consummation of the transaction is subject to customary approvals and conditions, including ratification of the Board of Directors for YTB and LTS, shareholder approval of YTB and applicable regulatory approvals.

Ted Farnsworth, Chairman of the Board of LTS Nutraceuticals commented, “I am honored to have the opportunity to combine our Company with YTB. Two companies working together to individually strengthen their own products and services is a first for our industry and together could potentially have a global impact.”

About LTS Nutraceuticals, Inc.

Headquartered in Ft. Lauderdale, FL, LTS Nutraceuticals, Inc. develops, manufactures, markets and distributes an expanding line of unique, high-quality vitamins, vitamin boosters, dietary supplements and nutraceuticals. The products are sold throughout North America through two marketing channels: direct selling utilizing Inline Marketing™ to introduce products to the consumer and marketing products through national retail, drug and grocery chains and club stores.

More information about the Company, visit: www.LTSNinc.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this release that are not historical facts, including, without limitation, statements that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development, may be deemed to be forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. These statements are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Except as may be required under applicable law, we assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of LTS Nutraceuticals, Inc. can be found in the filings of LTS Nutraceuticals, Inc. with the U.S. Securities and Exchange Commission.

Contact

LTS Nutraceuticals, Inc.

Investor Relations

ir@ltsninc.com

954-858-8020